Exhibit 10.17

AMENDMENT NO. ONE TO RABBI TRUST FOR
SUMMIT FINANCIAL GROUP, INC. DIRECTORS DEFERRAL PLAN

THIS AMENDMENT NO. ONE TO RABBI TRUST FOR THE SUMMIT FINANCIAL GROUP, INC. DIRECTORS DEFERRAL PLAN, is made and entered into this _9th____ day of _October___, 2008, effective January 1, 2005, by and between Summit Financial Group, Inc., a company having its principal place of business in West Virginia, or any successor thereto (hereinafter referred to as “Company”), and the trust department of Summit Community Bank, as successor in interest to South Branch Valley National Bank, a banking corporation with its principal place of business in West Virginia, or any successor corporation (hereinafter refereed to as the “Trustee”).

WHEREAS, Company and the Trustee entered into that certain Rabbi Trust for the Directors Deferral Plan effective as of April 4, 2000, (the “Trust Agreement”) to hold, manage, invest, reinvest and dispose of the Trust Estate in accordance with the terms thereof and with the terms and conditions of the Company’s Directors Deferral Plan dated April 25, 2000, as such Directors Deferral Plan was amended December 30, 2005, further amended in 2008 and as it may be amended from time to time thereafter; and

WHEREAS, the Trust Agreement may be amended pursuant to Section XII thereof by a written instrument executed by the Trustee and the Company; and

WHEREAS, Company and the Trustee wish to amend the Trust Agreement as set forth herein to bring the terms of the Trust Agreement into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), said Section 409A having been enacted pursuant to the American Jobs Creation Act of 2004 and generally effective for the purposes herein as of January 1, 2005;

NOW THEREFORE WITNESSETH:

1.           Section V(b)(i) of the Trust Agreement is hereby amended, effective as of January 1, 2005, by adding the following phrase to the end of said Section V(b)(i) as follows:

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provided, that in no event shall the Trustee transfer or locate any Trust assets outside of the United States.

2.           The right to further amendment is retained by Company and Trustee, but notwithstanding the foregoing, no such amendment shall conflict with the terms of the Director’s Deferral Plan or shall make the Trust Agreement revocable.  This Amendment No. One may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute  only one agreement.

IN WITNESS WHEREOF, this Amendment No. One has been duly signed by an authorized officer of Company and an authorized officer of the Trustee, respectively, all as of this _9th__ day of __October___, 2008.

SUMMIT FINANCIAL GROUP, INC.

By: _/s/ H. Charles Maddy, III______________

Its: __President and CEO__________________
[SEAL]

SUMMIT COMMUNITY BANK, Trustee

By: _/s/ H. Charles Maddy, III___________

Its: _Co-Chairman____________________

[SEAL]